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[LOGO] BANK OF AMERICA                                   AMENDMENT TO DOCUMENTS

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                 AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT

    This Amendment No. 2 (the "Amendment") dated as of December 31, 1997, is
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between Bank of America NT & SA (the "Bank") and Claremont Technology Group,
Inc. (the "Borrower").

                                 RECITALS

    A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of August 21, 1997, (the "Agreement").

    B.  The Bank and the Borrower desire to further amend the Agreement.

                                 AGREEMENT

    1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

    2.  AMENDMENTS.  The Agreement is hereby amended as follows:

         2.1 In Subparagraph 1.1(a) of the Agreement, the amount "Five Million Dollars ($5,000,000)" is substituted for the amount "Two Million Dollars ($2,000,000)".

         2.2 In Subparagraph 1.3(a) of the Agreement, the rate "Reference Rate" is substituted for the rate "Reference Rate plus .25 percentage point".

         2.3 In Paragraph 1.6 of the Agreement, the rate "Offshore Rate plus 1.75 percentage points" is substituted for the rate "Offshore Rate plus 2.0 percentage points".

         2.4  In Paragraph 1.7 of the Agreement, the rate "LIBOR Rate plus
              1.75 percentage points" is substituted for the rate "LIBOR Rate plus 2.0 percentage points".

         2.5 Subparagraph 5.3(a) of the Agreement is amended in its entirety to read as follows:

                   (a) The Borrower will repay principal and interest in Twenty successive monthly installments of Sixty Thousand Six Hundred Fifty Nine and 47/100 Dollars ($60,659.47) starting September 1, 1997. On
                        March 31, 2000, the Borrower will repay the remaining principal balance plus any interest then due.

         2.6  A new Article 5A is hereby added to the Agreement as follows:

                   5A.  FACILITY NO. 6: LINE OF CREDIT AMOUNT AND TERMS

                   5A.1 LINE OF CREDIT AMOUNT.

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                   (a)  During the availability period described below, the
                        Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Facility No. 6 Commitment") is Three Million Dollars ($3,000,000). Each advance shall be used to purchase equipment for use in the Borrower's business. All equipment acquired with the proceeds of such advances shall be free and clear of any security interests, liens, encumbrances or rights of others except the security interests of the Bank under any security agreements required under this Agreement. Each request for an advance shall be accompanied by a detailed list of the equipment to be purchased with the proceeds of the advance, setting forth a brief description and the purchase price of the equipment to be purchased. The amount of each advance shall not exceed 75% of the purchase price of such equipment.

                   (b) This is a non-revolving line of credit with a term repayment option. Any amount borrowed, even if repaid before the end of the availability period, permanently reduces the remaining available line of credit.

                   (c) The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Facility No. 6 Commitment.

                   5A.2 AVAILABILITY PERIOD.

                   The line of credit is available between the date of this Agreement and September 1, 1998 (the "Expiration Date") unless the Borrower is in default.

                   5A.3 INTEREST RATE.

                   (a) Unless the Borrower elects an Optional interest rate as described below, the interest rate is the Reference Rate plus .25 percentage points.

                   5A.4 REPAYMENT TERMS.

                   (a) The Borrower will pay interest on February 1, 1998, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

                   (b) The Borrower will repay the principal amount outstanding on the Expiration Date in 36 successive equal monthly installments starting October 1, 1998. On September 1, 2001, the Borrower will repay the remaining principal balance plus any interest then due.

                   (c) The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote installment of principal due under this Agreement.

                   5A.5. OPTIONAL INTEREST RATES. Instead of the interest rate based on the Reference Rate, the Borrower may elect to have all or portions of the line of credit (during the availability period and during the term repayment period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest rate is a rate per year. Interest will be paid on the first day of every month and on the last day of each interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

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                   5A.6 LONG TERM RATE. The Borrower may elect to have all or portions of the principal balance of the term loan bear interest at the Long Term Rate, subject to the following requirements:

                   (a) The interest period during which the Long Term Rate will be in effect will be one year or more.

                   (b) The "Long Term Rate" means the fixed interest rate the Bank and the Borrower agree will apply to the portion during the applicable interest period.

                   (c) Each Long Term Rate portion will be for an amount not less than One Hundred Thousand Dollars ($100,000).

                   (d) Any portion of the principal balance of the term loan already bearing interest at the Long Term Rate will not be converted to a different rate during its interest period.

                   (e) The Borrower may prepay the Long Term Rate portion in whole or in part in the minimum amount of One Hundred Thousand Dollars ($100,000). The Borrower will give the Bank irrevocable written notice of the Borrower's intention to make the prepayment, specifying the date and amount of the prepayment. The notice must be received by the Bank at least 5 banking days in advance of the prepayment. All prepayments of principal on the Long Term Rate portion will be applied on the most remote principal installment or installments then unpaid.

                   (f) Each prepayment of a Long Term Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by payment of all accrued interest on the amount of the prepayment and the prepayment fee described below.

                   (g) The prepayment fee will be the sum of fees calculated separately for each Prepaid Installment, as follows:

                        (i) The Bank will first determine the amount of interest which would have accrued each month for the Prepaid Installment had it remained outstanding until the applicable Original Payment Date, using the Long Term Rate;

                        (ii) The Bank will then subtract from each monthly
                             interest amount determined in (i), above, the amount of interest which would accrue for that Prepaid Installment if it were reinvested from the date of prepayment through the Original Payment Date, using the following rate:

                        (A) If the Original Payment Date is more than 5 years after the date of prepayment: the Treasury Rate plus one-quarter of one percentage point;

                        (B) If the Original Payment Date is 5 years or less after the date of prepayment: the Money Market Rate.

                        (iii)     If (i) minus (ii) for the Prepaid
                                  Installment is greater than zero, the Bank will discount the monthly differences to the date of prepayment by the rate used in
                                  (ii) above. The sum of the discounted
                                  monthly differences is the prepayment fee for that Prepaid Installment.

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                   (h)  The following definitions will apply to the
                        calculation of the prepayment fee:

                   "Money Market" means the domestic certificate of deposit market, the eurodollar deposit market or other appropriate money market selected by the Bank.

                   "Money Market Rate" means the fixed interest rate per annum which the Bank determines could be obtained by reinvesting a specified Prepaid Installment in the Money Market from the date of prepayment through the Original Payment Date.

                   "Original Payment Dates" mean the dates on which principal of the Long Term Rate portion would have been paid if there had been no prepayment. If a portion of the principal would have been paid later than the end of the interest period in effect at the time of prepayment, then the Original Payment Date for that portion will be the last day of the interest period.

                   "Prepaid Installment" means the amount of the prepaid principal of the Long Term Rate portion which would have been paid on a single Original Payment Date.

                   "Treasury Rate" means the interest rate yield for U.S. Government Treasury Securities which the Bank determines could be obtained by reinvesting a specified Prepaid Installment in such securities from the date of prepayment through the Original Payment Date.

                   (i)  The Bank may adjust the Treasury Rate and Money
                        Market Rate to reflect the compounding, accrual basis, or other costs of the Long Term Rate portion. Each of the rates is the Bank's estimate only and the Bank is under no obligation to actually reinvest any prepayment. The rates will be based on information from either the TELERATE or REUTERS information services, THE WALL STREET JOURNAL, or other information sources the Bank deems appropriate.

                   5A.7 OFFSHORE RATE. Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Offshore Rate plus 2.00 percentage points.

                   Designation of an Offshore Rate portion is subject to the following requirements:

                   (a) The interest period during which the Offshore Rate will be in effect will be no shorter than 30 days and no longer than one year. The last day of the interest period will be determined by the Bank using the practices of the offshore dollar inter-bank market.

                   (b) Each Offshore Rate portion will be for an amount not less than Five Hundred Thousand Dollars ($500,000).

                   (c) The "Offshore Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                   Offshore Rate =       Grand Cayman Rate
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                                    (1.00 - Reserve Percentage)

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                   Where,

                        (i) "Grand Cayman Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

                        (ii) "Reserve Percentage" means the total of the
                             maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

                   (d) The Borrower may not elect an Offshore Rate with respect to any portion of the principal balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

                   (e) Any portion of the principal balance of the line of credit already bearing interest at the Offshore Rate will not be converted to a different rate during its interest period.

                   (f) Each prepayment of an Offshore Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which

                        (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

                        (ii) the interest which would have been recoverable
                             by the Bank by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

                   (g) The Bank will have no obligation to accept an election for an Offshore Rate portion if any of the following described events has occurred and is continuing:

                        (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of an Offshore Rate portion are not available in the offshore Dollar inter-bank market; or

                        (ii) the Offshore Rate does not accurately reflect the cost of an Offshore Rate portion.

                   5A.81.    LIBOR RATE. The Borrower may elect to have all
                   or portions of the principal balance of the line of credit bear interest at the LIBOR Rate plus 2.00 percentage points.

                   Designation of a LIBOR Rate portion is subject to the following requirements:

                   (a) The interest period during which the LIBOR Rate will be in effect will be 30, 60, 90, 180 or 365 days. The last day of the interest period will be determined by the Bank using the practices of the London inter-bank market.

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                   (b)  Each LIBOR Rate portion will be an amount not less
                        than Five Hundred Thousand Dollars ($500,000).

                   (c) The Borrower shall irrevocably request a LIBOR Rate portion no later than 9:00 a.m. San Francisco time three (3) banking days before the commencement of the interest period.

                   (d) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                   LIBOR Rate =        London Rate
                                --------------------------
                                (1.00 - Reserve Percentage)

              Where,

                        (i) "London Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) banking days before the commencement of the interest period.

                        (ii) "Reserve Percentage" means the total of the
                             maximum reserve percentages for determining the reserves to be maintained by the member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

                   (e) The Borrower may not elect a LIBOR Rate with respect to any portion of the appreciable balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

                   (f) Any portion of the principal balance of the line of credit already bearing interest at the LIBOR Rate will not be converted to a different rate during its interest period.

                   (g) Each prepayment of a LIBOR Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which:

                        (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

                        (ii) the interest which would have been recoverable
                             by the Bank by placing the amount prepaid on deposit in the London inter-bank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

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                   (h)  The Bank will have no obligation to accept an
                        election for LIBOR Rate portion if any of the following described events has occurred and is continuing:

                        (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate portion are not available in the London inter-bank market; or

                        (ii) the LIBOR Rate does not accurately reflect the
                             cost of a LIBOR Rate portion.

              2.6 Paragraph 6.1 of the Agreement is amended in its entirety to read as follows:

                   (a) FACILITY NO. 1 UNUSED COMMITMENT FEE. The Borrower agrees to pay a fee on any difference between the Facility 1 Commitment and the amount of credit it actually uses, determined by the weighted average loan balance maintained during the specified period. The fee will be calculated at .20% per year. This fee is paid quarterly in arrears.

                   (b) FACILITY NO. 6 LOAN FEE. The Borrower agrees to pay a Three Thousand Seven Hundred Fifty Dollar ($3,750) fee due upon execution of this Agreement.

              2.7 Paragraph 11.4 of the Agreement is amended in its entirety to read as follows:

                   TANGIBLE NET WORTH. To maintain on a consolidated basis tangible net worth equal to at least Thirty Million Dollars ($30,000,000) plus 75% of any new equity issued after December 31, 1997.

                   "Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

              2.8 Paragraph 11.5 of the Agreement is amended in its entirety to read as follows:

                   PROFITABILITY. Not to incur on a consolidated basis a net loss after taxes and extraordinary items during any two consecutive fiscal quarters, and to maintain on a consolidated basis a positive net income after taxes and extraordinary items as of fiscal year end.

              2.9 A new Paragraph 11.5A is hereby added to the Agreement as follows:

                   MAXIMUM FUNDED DEBT TO CAPITALIZATION. To maintain Maximum Funded Debt to Capitalization of 50%.

                   "Funded Debt" is defined as the sum of all interest bearing indebtedness plus capital lease obligations plus outstanding letters of credit plus any obligations guaranteed by the Borrower.

                   "Capitalization" is defined as the sum of Funded Debt plus Consolidated Net Worth.

                   "Consolidated Net Worth" is defined as shareholders' equity, as defined according to generally accepted accounting principles.

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    3.   EFFECT OF AMENDMENT.  Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

         This Amendment is executed as of the date stated at the beginning of this Amendment.


   BANK OF AMERICA NT & SA                     CLAREMONT TECHNOLOGY GROUP, INC.



   X   /s/ Robert Countryman                   X   /s/ Barbara A. Chiapuzio
       ---------------------                       -------------------------
   By:     Robert Countryman                   By:     Barbara A. Chiapuzio
   Title:  Vice President                      Title:  Vice President

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